Exhibit 3.31

OPERATING AGREEMENT

OF

PHOENIX (MD.) REALTY, LLC

THIS OPERATING AGREEMENT (this “Agreement”), dated as of August 21, 2001, is executed by Phoenix Color Corp., a Delaware corporation (“Phoenix”), as the sole member of Phoenix (Md.) Realty, LLC.

PRELIMINARY STATEMENTS:

Phoenix desires to form Phoenix (Md.) Realty, LLC (the “Company”) as a limited liability company under the laws of the State of Maryland for the purposes set forth herein and, accordingly, desires to enter into this Agreement in order to regulate and establish (i) the manner in which the business and affairs of the Company shall be managed and (ii) the relations of its members (the “Members”).

NOW THEREFORE, Phoenix hereby declares the following to be the operating agreement of Phoenix (Md.) Realty, LLC.

ARTICLE I

FORMATION; NAME; PRINCIPAL OFFICE;

PURPOSE; TERM

Section 1.1. Formation.

Phoenix has caused Phoenix (Md.) Realty, LLC to be formed as a limited liability company under the Maryland Limited Liability Company Act, MD CORPS. & ASS’NS CODE ANN., §4A-101 et seq. (the “LLC Act”).

Section 1.2. Purpose.

The purposes for which and any of which the Company is formed and the business and objects to be carried on and promoted by it are as follows:

(i) To acquire, take, hold, own, deal in, develop, equip, operate, mortgage or otherwise lien, and to lease, sell, exchange, transfer, or, in any manner whatever, to dispose of real property within or without the State of Maryland, wherever situated;

(ii) To obtain financing for the ownership of property and assets of the Company and the operation of its business;

(iii) To do and perform all acts necessary or desirable to carry out any of the foregoing purposes;

(iv) To exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, limited liability companies by the General Laws of the State of Maryland now or hereinafter in effect; and

(v) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Managers (as hereinafter defined) may from time to time authorize or approve, whether or not related to the business described elsewhere in this Section 1.2 or to engage in any other business at the time or theretofore engaged in by the Company.

The foregoing enumerated purposes shall be in addition to and not in limitation of the general powers of limited liability companies under the LLC Act.

Section 1.3. Articles of Organization.

Phoenix has caused articles of organization of the Company (the “Articles of Organization”) to be executed by an authorized person (within the meaning of §4A-101(c) of the LLC Act) and filed for record with the Maryland State Department of Assessments and Taxation (“SDAT”) before the date of this Agreement. The Officers and Managers shall take all necessary action to maintain the Company in good standing as a limited liability company under the LLC Act, including (without limitation) the filing of any certificates of correction, articles of amendment and such other applications and certificates as may be necessary to protect the limited liability of the Members and to cause the Company to comply with the applicable laws of any jurisdiction in which the Company owns property or does business.

Section 1.4. Term.

The Company will dissolve on December 31, 2048 unless earlier dissolved pursuant to Section 6.1 of this Agreement.

Section 1.5. Principal Office and Resident Agent.

The present address of the principal office of the Company in the State of Maryland is 540 Western Maryland Parkway, Hagerstown, Maryland 21740. The name of the resident agent of the Company in the State of Maryland for service of process is United Corporate Services, Inc., whose address for service of process is 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201. Said resident agent is a corporation duly organized under the laws of the State of Maryland.

Section 1.6. Tax Characterization.

At all times during which the Company has only one Member, the Company shall, for federal income tax purposes, be disregarded as a separate entity such that all the assets and liabilities of the Company shall be treated as assets and liabilities of its sole Member.

ARTICLE II

MEMBERS; INTERESTS IN THE COMPANY;

CAPITAL CONTRIBUTIONS

Section 2.1. Members and Capital Contributions.

A. Phoenix’s ownership interest in the Company shall be represented by units of membership interest (“Units”) as set forth in Exhibit A. An unlimited number of Units are authorized.

B. Phoenix has acquired 1,000 Units in the Company, representing all of the issued and outstanding Units in the Company on the date hereof.

C. One or more persons may be admitted to the Company from time to time as additional Members upon such terms and subject to such conditions as may be determined by the Board of Managers.

D. In addition to any other requirements set forth in this Agreement, no person shall be admitted to the Company as an additional or substitute Member unless and until such person has accepted and agreed to all the provisions of this Agreement by executing a counterpart signature page hereto or an amendment to this Agreement.

E. The name, address, capital contribution and number of Units of Phoenix are as set forth on Exhibit A. Exhibit A shall be amended from time to time by the Board of Managers to reflect any changes of address, admission of any additional or substitute Members, withdrawals of Members or any changes to the information set forth thereon.

Section 2.2. Capital Contributions.

A. Phoenix has contributed or will contribute to the capital of the Company cash, services or property at such times, in such amounts, and of such types as are described on Exhibit A attached hereto and incorporated herein by this reference.

B. Except for the capital contributions of the Members required under Section 2.2.A, no Member shall be required to make any further capital contributions to the Company or to lend any funds to the Company, although any Member may agree and become obligated to do so. No Member shall have any obligation to contribute additional capital to the Company to restore a deficit balance in the Member’s Capital Account (as defined below).

Section 2.3. Issuance and Classification of Units.

The relative ownership interests of the Members in the Company shall be represented by Units of membership interest. The Units of the Company shall be of a single class. Each Member’s share of the profits and losses of the Company, right to receive distributions from the Company (prior to its termination and dissolution) and voting powers shall be in proportion to the number of Units held by that Member.

Section 2.4. Capital Accounts.

A separate capital account (the “Capital Account”) shall be maintained for each Member. The Capital Account of a Member shall be increased by (a) the amount of cash contributed by such Member; (b) the agreed fair market value of any property contributed by such Member (net of any liabilities assumed by the Company and any liabilities to which such property is subject) and (c) the amount of all profits (and any item thereof) allocated to such Member. Each Member’s capital account shall be decreased by (d) the amount of all distributions to such Member; (e) the fair market value of property distributed to such Member (net of any liabilities assumed by the Company and any liabilities to which such property is subject) and (f) the amount of all losses (and any item thereof) allocated to such Member. The Capital Accounts shall be determined, maintained and adjusted in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, including the capital account maintenance rules in Treasury Regulations §1.704-(1)(b)(2)(iv).

Section 2.5. General Rules Relating to Capital of the Company.

A. No Member shall be personally liable for the return of the capital contributions of the Members, or any portion thereof, it being expressly understood that any such return of contributions shall be made solely from the Company assets.

B. No Member shall have the right to withdraw or receive a return of all or any part of that Member’s capital contributions, or to demand or receive property (other than cash) of the Company or any distribution in return for that Member’s capital contributions.

Section 2.6. Liability of the Members.

No Member shall be liable under a judgment, decree or order of a court, or in any other manner for the debts or any other obligations or liabilities of the Company solely by reason of being a Member of the Company. A Member shall be liable only to make the contributions described in Section 2.2 hereof, and shall not be required to lend any funds to the Company, or to make any other contributions, assessments or payments to the Company.

ARTICLE III

ALLOCATIONS AND DISTRIBUTIONS

Section 3.1. Distributions Prior to Dissolution and Termination.

Prior to the dissolution and termination of the Company, cash not needed by the Company for the operation of its business shall be distributed to the Members at such times and in such amounts as shall be determined by the Board of Managers. All such distributions shall be made to the Members in proportion to the number of Units held by each Member.

Section 3.2. Allocations of Profits and Losses.

Profits and losses for each fiscal year (or other portion thereof) of the Company shall be allocated among the Members in proportion to the number of Units held by each Member.

Section 3.3. Allocation of Taxable Income and Taxable Loss.

Except as may be otherwise required under the Code or the applicable Treasury Regulations, each item of taxable income, gain, loss, deduction, preference or recapture entering into the computation of profits or losses hereunder shall be allocated to each Member in the same proportion as profits or losses are allocated.

Section 3.4. Distributions Upon Dissolution and Termination.

Upon the dissolution and termination of the Company, the assets remaining after satisfaction (whether by payment or by establishment of reserves therefor) of creditors, including Members who are creditors, shall be distributed to the Members in accordance with the positive balances in their respective Capital Accounts. If assets are to be distributed in kind, the Members’ Capital Accounts shall be appropriately adjusted, in accordance with Section 3.2, before any such distribution to reflect any profits and losses which would have been allocated if the property distributed in kind had been sold for its fair market value (net of liabilities) by the Company prior to dissolution.

ARTICLE IV

MANAGEMENT OF BUSINESS AND

AFFAIRS OF THE COMPANY

Section 4.1. Management of Business and Affairs of the Company.

A. The Company and the Members intend and agree that, to the fullest extent permitted under law, the business and affairs of the Company shall be conducted as if the Company were a Maryland corporation under the Maryland General Corporation Law, except to the extent otherwise provided in this Agreement. To that end,

(i) the Members shall elect managers of the Company (the “Managers”) in accordance with the procedures for the election of Managers under this Agreement and the By-laws (as hereinafter defined);

(ii) the exclusive, continuing authority to manage, control and operate the business and affairs of the Company shall be vested in the Board of Managers;

(iii) the Board of Managers may from time to time delegate to the duly elected Officers of the Company the authority to act on behalf of the Company to carry out its affairs; and

(iv) the Board of Managers shall from time to time adopt By-laws setting forth the procedures for the internal governance of the business and affairs of the Company.

B. The exclusive authority to manage, control and operate the Company shall be vested collectively in the individuals, who need not be Members, elected by the Members as Managers of the Company in accordance with this Agreement. All powers of the Company may be exercised by or under the authority of the Managers acting collectively, and not individually (the “Board of Managers”), unless the Board of Managers shall consist of only one person. The Board of Managers shall have full and exclusive right, power and authority to manage the affairs of the Company and make all decisions with respect thereto without the requirement of any consent or approval by the Members, including, without limitation, authorizing or taking any actions for which the unanimous consent of the Members is required under the LLC Act. The initial number of Managers shall be six (6), which number may be changed pursuant to this Agreement and the By-laws of the Company. The names of the initial Managers who will serve until the first annual meeting of the Members or until their successors are elected and qualify are as follows:

Louis LaSorsa

Edward Lieberman

John Carbone

David Rubin

Earl S. Wellschlager

Mitchell Weiss

Section 4.2. Officers.

A. The Board of Managers shall appoint or elect, as set forth in the By-laws, Officers of the Company for the purpose of managing the day-to-day operations of the Company. The Officers shall have the powers set forth in the By-laws.

B. The names of the initial Officers serving the Company and the capacities in which they serve are as follows:

Name	Office(s)
Louis LaSora	Chairman of the Board, President and Chief Executive Officer
Edward Lieberman	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Section 4.3. By-laws.

For purposes of carrying out the business of the Company, the By-laws attached hereto as Exhibit B and incorporated herein by this reference (the “By-Laws”) are adopted as the By-laws of the Company.

Section 4.4. No Participation of Members in Business and Affairs of the Company.

No Member, in his or its capacity as such, shall have any authority or right to act for or bind the Company or to participate in or have any control over Company business, except for (i) such rights to consent to or approve of the actions and decisions of the Board of Managers as are expressly provided for in this Agreement or the Articles of Organization and (ii) such authority to act for and bind the Company as the Board of Managers may, from time to time and in the exercise of its sole discretion, delegate to such Member in writing.

Section 4.5. Other Businesses of Members.

Except as may otherwise be agreed in writing, any Member and any affiliate of any Member may engage in or possess an interest in other business ventures of any nature or description independently or with others, and neither the Company nor any Member shall have any rights in or to such independent ventures or the income or profits derived therefrom, and such activities shall not be construed as a breach of any duty of loyalty or other duty to the other Members or the Company.

Section 4.6. Indemnification.

A. The Company shall indemnify (i) its Managers and Officers to the fullest extent permitted or authorized by the laws of the State of Maryland now or hereafter in force applied as if the Company were a Maryland corporation, including (without limitation) the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents of the Company to such extent as shall be authorized by the Board of Managers and is permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Managers may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Organization, By-laws or this Agreement or repeal of any of the provisions thereof shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. The indemnification shall be payable solely from the assets of the Company and no Member shall have any personal liability therefor.

B. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Manager or Officer of the Company shall be personally liable to the Company or any Members for money damages. No amendment of the Articles of Organization, By-laws or this Operating Agreement, or repeal of any of their respective provisions shall limit or eliminate the limitation on liability provided to Managers and Officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

ARTICLE V

RESTRICTIONS ON TRANSFERS AND WITHDRAWALS

Section 5.1. Transfer of Units.

No Member shall (i) endorse, sell, give, pledge, encumber, assign, transfer or otherwise dispose of, voluntarily or involuntarily or by operation of law (hereinafter referred to as “Transfer”) all or any part of such Member’s Units, without the prior written consent of the Board of Managers, which consent shall not be unreasonably withheld, or (ii) voluntarily withdraw or retire from the Company as a Member. Any attempted Transfer or withdrawal in contravention of this Agreement shall be void ab initio and shall not bind or be recognized by the Company.

Section 5.2. Effect of Bankruptcy, Dissolution or Termination of a Member.

The bankruptcy, dissolution, liquidation or termination of a Member shall not cause the termination or dissolution of the Company, and the business of the Company shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee or conservator of such Member shall have all the rights of an assignee of the Units of such Member for the purpose of settling or managing the former Member’s estate or property. The Transfer by such trustee, receiver, executor, administrator, committee or conservator of any Member of any Unit shall be subject to all of the restrictions hereunder to which such Transfer would have been subject if such Transfer had been made by such bankrupt, dissolved, liquidated or terminated Member.

ARTICLE VI

DISSOLUTION OF THE COMPANY

Section 6.1. Dissolution.

A. The Company shall be dissolved upon the occurrence of any of the following events:

(i) the election by the Board of Managers to dissolve and terminate the Company; or

(ii) the election by unanimous consent of the Members to dissolve and terminate the Company.

B. The Company shall not be dissolved upon the occurrence, with respect to any Member, of any of the events specified under §4A-606 of the LLC Act or any other event resulting in a person ceasing to be a Member of the Company.

Section 6.2. Liquidation and Termination.

A. Upon the dissolution of the Company, the Officers and Managers of the Company shall cause the Company to liquidate by converting the assets of the Company to cash or its equivalent and arranging for the affairs of the Company to be wound up with reasonable speed but with a view towards obtaining fair value for Company assets, and, after satisfaction (whether by payment or by establishment of reserves therefor) of creditors, including Members who are creditors, shall distribute the remaining assets to and among the Members in accordance with the provisions of Section 3.4 hereof.

B. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and such Member’s capital contribution thereto and share of profits, gains and losses thereof and shall have no recourse therefor (upon dissolution or otherwise) against any other Member.

ARTICLE VII

BOOKS AND RECORDS; ACCOUNTING,

TAX ELECTIONS, ETC.

Section 7.1. Books, Records and Reports.

A. The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Members and Board of Managers and of any executive or other committee when exercising any of the powers of the Board of Managers. The books and records of the Company may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a certified copy of this Operating Agreement shall be kept at the principal office of the Company. The books and records of the Company shall be maintained by the Secretary of the Company and shall be available for examination by any Member, or its duly authorized representatives, during regular business hours.

B. The President or other appropriate Officer shall prepare or cause to be prepared and shall furnish to the Members within ninety (90) days of the end of each fiscal year (i) a balance sheet and report of the receipts, disbursements, profits or loss of the Company, and each Member’s share of such items for the fiscal year, and (ii) information sufficient for the Members to report their respective shares of the profits and losses of the Company for income tax purposes. The cost of such financial and tax reports shall be an expense of the Company.

Section 7.2. Bank Accounts Checks, Drafts, Etc.

The bank accounts of the Company shall be maintained in accounts in the name of and under the tax identification number for the Company in such banking institutions as the Managers shall determine. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Company, shall be signed by such Officers as may be authorized by the Board of Managers from time to time.

Section 7.3. Fiscal Year; Methods of Accounting.

The fiscal year of the Company shall be the calendar year. The method of accounting to be used in keeping the books of the Company shall be determined by the Board of Managers in accordance with applicable law.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Binding Provisions.

The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Members, Managers and Officers.

Section 8.2. Separability of Provisions.

Each provision of this Agreement shall be considered separable; and if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provisions of this Agreement.

Section 8.3. Rules of Construction.

Unless the context clearly indicates to the contrary, the following rules apply to the construction of this Agreement:

(i) References to the singular include the plural, and references to the plural include the singular.

(ii) Words of the masculine gender include correlative words of the feminine and neuter genders.

(iii) The headings or captions used in this Agreement are for convenience of reference and do not constitute a part of this Agreement, nor affect its meaning, construction, or effect.

(iv) References to a person include any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

(v) Any reference in this Agreement to a particular “Article,” “Section” or other subdivision shall be to such Article, Section or subdivision of this Agreement unless the context shall otherwise require.

(vi) Any use of the word “including” in this Agreement shall not be construed as limiting the phrase so modified to the particular items or actions enumerated.

(vii) When any reference is made in this document or any of the schedules or exhibits attached to the Agreement, it shall mean this Agreement, together with all other schedules and exhibits attached hereto, as though one document.

Section 8.4. Entire Agreement; Amendments.

A. This Agreement constitutes the entire agreement with respect to the subject matter hereof.

B. This Agreement and the Articles of Organization may be modified or amended only pursuant to a written amendment adopted by the Board of Managers and approved by Members holding a majority of the Units; provided, however, no amendment shall be effective with respect to any Member without the prior written consent of such Member if the effect of the amendment would be to increase the capital contributions required to be made by the Member or otherwise to increase the liabilities of the Member. Once an amendment to this Agreement and/or the Articles of Organization has been approved, the proper Officers of the Company shall authorize the preparation and filing, if necessary, of a written amendment to this Agreement and/or the Articles of Organization, as applicable.

Section 8.5. Applicable Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland, without regard to conflict of law principles.

IN WITNESS WHEREOF, the undersigned has caused this Operating Agreement of Phoenix (Md.) Realty, LLC to be executed as of the date and year first above written.

ATTEST:	MEMBER: PHOENIX COLOR CORP., a Delaware corporation

/s/ JUDITH C. KESNER	By:	/s/ EDWARD LIEBERMAN
		Name:	Edward Lieberman
		Title:	Executive Vice President, Chief Financial Officer and Secretary

OPERATING AGREEMENT

OF

PHOENIX (MD.) REALTY, LLC

Names, Addresses, Units and Capital Contributions of Members

Exhibit A

Name and Address	Capital Contributions	Units
PHOENIX COLOR CORP. 540 Western Maryland Parkway Hagerstown, Maryland 21740	$2,194,590.00	1,000
TOTALS	$2,194,590.00	1,000

OPERATING AGREEMENT

OF

PHOENIX (MD.) REALTY, LLC

Bylaws

Exhibit B

BY-LAWS

OF

PHOENIX (MD.) REALTY, LLC

August 21, 2001

These By-laws of Phoenix (Md.) Realty, LLC, a Maryland limited liability company (the “Company”), are adopted in accordance with the provisions of that certain Operating Agreement (the “Operating Agreement”) of the Company dated as of August __, 2001. Capitalized terms not defined shall have the meanings ascribed to them in the Operating Agreement.

ARTICLE I

MEMBERS

Section 1. Location of Meetings: All meetings of Members shall be held at the principal office of the Company in the State of Maryland, or as may otherwise be designated by the Board of Managers, provided notice of the location is duly set forth in the notice of such Members meeting.

Section 2. Annual Meeting: The annual meeting of the Members for the purpose of election of Managers and for the transaction of such other business as may be brought before the meeting shall be held at such time as shall be established by resolution adopted at the organizational meeting or at such other time as may be adopted by the Board of Managers.

Section 3. Special Meetings: Special meetings of the Members may be called by the President, or by a majority of the Board of Managers. Special meetings of Members shall be called by the Secretary upon the written request of the Members entitled to cast not less than twenty-five (25) percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. No special meeting need be called upon the request of the Members entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Members held during the preceding twelve months.

Section 4. Notice of Meetings: It shall be the duty of the Secretary at least ten days prior to the date of every Members meeting to give each Member entitled to vote at such meeting, and each other Member entitled to notice of the meeting, written or printed notice stating the time and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him in person or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Member at his post office address as it appears on the records of the Company, with postage thereon prepaid.

Section 5. Quorum: Unless the Articles of Organization or Operating Agreement provides that a larger number of votes is required to approve a particular matter (and in such case that larger number or percent shall constitute a quorum), at any meetings of Members the presence in person or by proxy of Members entitled to cast a majority of the votes thereat shall constitute a quorum. A majority of the votes cast at a meeting of Members (or such larger number of votes required in the Articles or Operating Agreement) at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting; except that a plurality of all votes cast at a meeting at which a quorum is present is sufficient to elect a Manager.

Section 6. Adjournment of Meetings: If at any annual or special meeting of Members a quorum shall fail to attend in person or by proxy, a majority in interest of the Members entitled to vote attending in person or by proxy may, without further notice, adjourn the meeting from time to time, not exceeding five days at any one time, to the same place until a quorum shall attend and thereupon any business may be transacted which might have been transacted at the meeting as originally called had the same been then held.

Section 7. Chairman: The President of the Company, or in his absence, a Vice President shall call meetings of the Members to order and shall act as Chairman of such meeting. In the absence of both the President and the Vice Presidents, a Chairman shall be chosen by the Members present.

Section 8. Secretary: The Secretary of the Company shall act as Secretary of all meetings of the Members, but, in the absence of the Secretary of the Company, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 9. Voting: At each meeting of the Members, every Member then entitled to vote shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such Member or by his duly authorized attorney-in-fact and delivered to the Secretary of the meeting. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy. Unless the Articles of Organization or Operating Agreement provides for a greater or lesser number of votes or limits or denies voting rights, each Member shall have one vote for each Unit then entitled to vote standing registered in his name at the time of the closing of the transfer books for said meeting. Each Unit may be voted for as many different individuals as there are Members to be elected and for whose election the Unit is entitled to be voted. Only the persons in whose name Units stand on the books of the Company at the time of the closing of the transfer books for such meeting shall be entitled to vote in person or by proxy the Units so standing in their names, but no Unit shall be entitled to any vote if any installment payable thereon is overdue and unpaid. The votes for Managers and, upon demand of any Member, the votes upon any questions before the meeting shall be by secret ballot, unless otherwise determined by the meeting.

Section 10. Voting of Units in the Name of the Company: Units owned directly or indirectly by the Company shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Units entitled to vote at any given time, but Units held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Units at any given time. Units shall be deemed to be owned indirectly by the Company if owned by another company in which the Company owns shares entitled to cast more than fifty (50) percent of the votes entitled to be cast. Units standing in the name of the Company, when entitled to be voted, may be voted in person or by proxy by the President or the Vice President.

Section 11. Informal Action by Members: Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, if a consent in writing, setting forth such action, is signed by the Members entitled to cast at least a majority of the votes or such larger number of votes required by the Articles of Organization or Operating Agreement to pass the resolution contained in the consent, and such consent is filed with the records of the Company.

ARTICLE II

BOARD OF MANAGERS

Section 1. Management: The business, property, and affairs of the Company shall be managed and controlled by the Board of Managers, who shall at all reasonable times have access to the books of the Company. All powers of the Company may be exercised by or under the authority of the Board, except as conferred on or reserved to the Members by the Articles of Organization, Operating Agreement or these By-Laws.

Section 2. Number of Managers: The number of Managers shall be four (4) or such other number as may be designated from time to time by resolution of a majority of the entire Board, and the Board of Managers may fill the vacancies created by any such increase.

Section 3. Election of Managers and Terms of Office: At the first annual meeting of Members and at each annual meeting thereafter, the Members shall elect Managers to hold office until the next succeeding annual meeting or until their successors are elected and qualify. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a Manager. Managers need not be Members in the Company. A Manager may resign at any time.

Section 4. Removal: At any meeting of Members, duly called and at which a quorum is present, the Members may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Manager or Managers from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed Managers.

Section 5. Vacancies: In the case of any vacancy on the Board of Managers through death, resignation, disqualification or other cause, the remaining Managers, by affirmative vote of the majority thereof, may elect a successor to hold office for the unexpired portion of the term of the Manager whose place shall be vacant and until the election of his successor.

Section 6. Place of Meetings: The Managers may hold their meetings and may have one or more offices in such place or places in the State of Maryland or outside of the State of Maryland as the Board from time to time may determine.

Section 7. Regular Meetings: After each meeting of Members at which a Board of Managers shall have been elected, the Board of Managers so elected shall meet as soon as practicable thereafter for the purpose of organization and the transaction of other business, at such time as may be designated by the Members at such meeting; and in the event that no other time is designated by the Members, the Board of Managers shall meet the hour following the close of such Members meeting on the day of such meeting. Such meeting shall be held at such place within or without the State of Maryland as may be designated by the Members, or in default of such designation, at such place within or without the State of Maryland as may be designated by the Board of Managers. No notice shall be required for any such meeting of the Board other than as hereinabove provided. Other regular meetings of the Board of Managers shall be held on such dates and at such places within or without the State of Maryland as may be designated from time to time by the Board of Managers.

Section 8. Special Meetings: Special meetings of the Board of Managers shall be held whenever called by direction of the President or at the request of any two Managers then in office.

Section 9. Notice: The Secretary shall give notice of each special meeting of the Board of Managers by mailing the same at least three days before the meeting, or by telefaxing the same at least one day before the meeting, to each Manager. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every Manager shall be present, even though without any notice, any business may be transacted.

Section 10. Quorum: A majority of the Managers shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

Section 11. Order of Business: At meetings of the Board of Managers, business shall be transacted in such order as the Board of Managers may from time to time determine.

Section 12. Election of Officers: At the first meeting of the Board of Managers (at which a quorum shall be present) in each year held next after the annual meeting of the Members the Board of Managers shall proceed to the election of a President, a Vice President, a Secretary, a Treasurer, and such other officers as the Board shall deem necessary.

Section 13. Managers Holding Over: In case of failure to hold an election of Managers at the designated time, the authority of the Managers holding over to manage the business and affairs of the Company shall continue until their successors are duly elected and qualify.

Section 14. Informal Action by Managers: Any action required or permitted to be taken at any meeting of the Board of Managers or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the members of the Board or of such committee, as that case may be, and such written consent is filed with the minutes or proceedings of the Board or committee.

Section 15. Telephone Conference. Members of the Board of Managers or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

ARTICLE III

OFFICERS

Section 1. Executive Officers: The Executive Officers of the Company shall be a President, a Vice President, a Secretary, and a Treasurer, all of whom shall be elected by the Board of Managers and shall serve for one year or until their successors are elected and qualify.

Section 2. Number of Offices Held by One Person: Any two or more offices, except those of President and Vice President, may be held by the same person but no person shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Organization, the Operating Agreement or by these By-laws to be executed, acknowledged or verified by two or more officers.

Section 3. Other Officers: The Board of Managers may elect or appoint such other officers as they may deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Managers.

Section 4. Vacancies: The Board of Managers may fill a vacancy occurring in any office.

Section 5. Removal of Officers: Any officer or agent may be removed by the Board of Managers whenever, in its judgment, the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 6. Powers and Duties of the President: The President shall preside at all meetings of the Members and of the Board of Managers. He shall be the Chief Executive Officer of the Company and shall have the general direction of the affairs of the Company and of the other officers thereof and shall do and perform such other duties as from time to time may be assigned to him by the Board of Managers.

Section 7. Powers and Duties of the Vice President: The Vice President shall have the powers and duties of the President in the absence of the President, and in addition shall have such powers and perform such duties as may be assigned to him by the President or by the Board of Managers. Other Vice Presidents, if any, shall have such powers and perform such duties as may be assigned to them by the President or by the Board of Managers.

Section 8. Powers and Duties of the Secretary: The Secretary shall keep the minutes of all meetings of the Board of Managers and the minutes of all meetings of the Members in books provided for that purpose. He shall attend to the giving and serving of all notices of the Company; he shall have charge of the minute books and such other books and papers as the Board of Managers may direct and shall execute such documents as may require his signature.

Section 9. Assistant Secretaries: The Board of Managers may elect or appoint one or more Assistant Secretaries. Each Assistant Secretary shall have such powers and shall perform such duties as may be assigned to him by the Board of Managers, the President or Secretary.

Section 10. Powers and Duties of the Treasurer: The Treasurer shall have custody of all funds and securities of the Company; when necessary or proper, he shall endorse on behalf of the Company for collection, checks, notes and other obligations, and shall deposit the same to the credit of the Company, in such bank or banks or depository as the Board of Managers may designate; and he shall perform all acts incident to the position of Treasurer, including the general supervision and control of the accounts of the Company.

Section 11. Assistant Treasurer: The Board of Managers may elect or appoint one or more Assistant Treasurers. Each Assistant Treasurer shall have such powers and shall perform such duties as may be assigned to him by the Board of Managers, the President or the Treasurer.

Section 12. Voting Stock in Other Companies: The President or Vice President may attend and vote at any meeting of the Members of any company in which this Company may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, this Company might have possessed and exercised if present. The President or Vice President may grant proxies on behalf of the Company to any person or persons to act in their stead at such meetings.

Section 13. Substitutes: The Board of Managers may from time to time in the absence of any one of its officers or at any other time, designate any other person or persons, on behalf of the Company to sign any contracts, deeds, notes or other instruments in the place or stead of any of such officers, and may designate any person to fill anyone of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of the Company as fully as if executed by any regular officer.

ARTICLE IV

UNITS

Section 1. Certificates Evidencing Units: Each Member shall be entitled to a certificate or certificates which shall represent and certify the number of Units owned by him in the Company. Certificates shall be in such form as shall be prepared or approved by the Board of Managers. Each certificate shall be signed by the President or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures may be either manual or facsimile signatures. The name of the person owning the Units represented thereby, with the number and class of such Units and the date of issue, shall be entered on the Company’s books. No certificate shall be issued for any Unit until such Unit is fully paid.

Section 2. Regulations: The Board of Managers shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates evidencing Units of the Company, and may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen, or destroyed.

Section 3. Closing of Transfer Books: The Board of Managers shall have the power at any time and from time to time to close the Unit transfer books for a period not to exceed twenty days for the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members, or Members entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Members for any other proper purpose. If the Unit transfer books are closed for the purpose of determining Members entitled to vote at any meeting of Members, such books shall be closed for at least ten days immediately preceding such meeting.

Section 4. Transfer of Units: Title to a certificate and to the Units represented thereby shall be transferred only (a) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the Units represented thereby, or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or power of attorney to sell, assign or transfer the same or the Units represented thereby, signed by the person appearing by the certificate to be the owner of the Units represented thereby. Such assignment or power of attorney may be either in blank or to a specified person. Nothing in this Section 4 shall be construed as forbidding the Company (a) to recognize the exclusive right of a person registered on its books as the owners or (b) to hold liable for calls and assessments a person registered on its books as the owner of Units.

Section 5. Transfer Agent And Registrar: The Board of Managers may appoint a transfer agent and/or registrar of transfers and may require that all Unit certificates representing Units of any class to bear the signatures of such transfer agent or registrar of transfers, or the signatures of both.

ARTICLE V

COMMITTEES

Section 1. Executive Committee. The Board of Managers may appoint from among its members an Executive Committee of not less than two members, one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Managers reserves to itself alone the power to declare dividends, issue Units unless specifically provided, amend the By-laws, recommend to Members any action requiring their approval, approve any merger or share exchange which does not require Member approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Managers during the intervals between meetings.

Section 2. Other Committees: The Board of Managers may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two Managers, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each such committee appointed by the Board of Managers.

Section 3. Procedure and Review: A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Managers at the first meeting following such action, and shall be subject to revision, alteration, and/or approval by the Board of Managers, provided that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE VI

BOOKS, RECORDS AND UNIT LEDGER

Section 1. Books and Records: The Company shall keep correct and complete books and records of accounts and of its transactions, and minutes of the proceedings of its Members and Board of Managers and of any committee.

Section 2. Annual Report: The President of the Company shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Company, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the principal office of the Company in Maryland.

Section 3. Unit Ledger: The Company shall maintain, at its principal office in Maryland or at such other office or agency of the Company as may be designated by the Board of Managers, an original or duplicate Unit ledger containing the names and addresses of all Members and the number of Units held by each Member.

ARTICLE VII

MISCELLANEOUS

Section 1. Corporate Seal: The Board of Managers may provide a suitable seal, containing the name of the Company, which seal shall be in the charge of the Secretary.

Section 2. Signature to Commercial Papers: All checks, drafts, bills of exchange and promissory notes shall be made, drawn and endorsed in the name of the Company in such manner as the Board of Managers may from time to time authorize.

Section 3. Fiscal Year: The fiscal year of the Company shall be as determined by the Board of Managers and evidenced by resolution filed with the corporate records.

Section 4. Waiver of Notice: Whenever any notice of the time, place or purpose of any meeting of Members, Managers or a committee is required to be given under the provisions of the Maryland General Law or under the provisions of the Articles of Organization, the Operating Agreement or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such person.

Section 5. Indemnification. (a) Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the Manager or officer entitled to seek indemnification (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Company denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Company. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Company has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

(b) The indemnification and advance of expenses provided by the Articles of Organization, Operating Agreement and these By-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of Members or disinterested Managers or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Company shall not be liable for any payment under this By-law in connection with a claim made by a Manager or officer to the extent such Manager or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Articles of Organization, Operating Agreement of the Company and hereunder shall be deemed to be a contract between the Company and each Manager or officer of the Company who serves or served in such capacity at any time while this By-law is in effect. Nothing herein shall prevent the amendment of this By-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-law shall not in any way diminish any rights to indemnification or advance of expenses of such Manager or officer or the obligations of the Company arising hereunder with respect to events occurring, or claims made, while this By-law or any provision hereof is in force.

ARTICLE VIII

AMENDMENT OF BYLAWS

Section 1. Power of Managers to Amend: The Board of Managers shall have power to make, amend and repeal the By-laws of the Company, by vote of a majority of all the Managers, at any regular or special meeting.

Section 2. Power of Members to Amend: The Members, at any annual meeting or at a special meeting called for the purpose, may make, alter, amend, or repeal the By-laws of the Company, by a vote of the holders of a majority of the Units entitled to be voted at such meeting, and all By-laws made by the Managers may be altered or repealed by such Members.